Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-176603 of Forum Energy Technologies, Inc. of our report dated May 29, 2009 (relating to the consolidated statements of operations and cash flows for the year ended December 31, 2008 of Allied Productions Services, Inc., not presented separately) appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Dallas, Texas

December 28, 2011